137006719v8 EXECUTION VERSION MGG INVESTMENT GROUP LP One Penn Plaza, 53rd Floor New York, New York 10119 March 29, 2023 Spark Networks, Inc. RiverPark Fourteen, 10808 South River Front Parkway, Suite 398 South Jordan, UT 84095 Attention: Chelsea Grayson Email: chelsea.grayson@spark.net Re: Amendment No. 2 to Financing Agreement and Forbearance Agreement Ladies and Gentlemen: Reference is hereby made to that certain Financing Agreement, dated as of March 11, 2022, as amended by that certain Amended and Restated Amendment No. 1 to Financing Agreement, dated as of August 19, 2022 (as further amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time, the “Financing Agreement”), by and among Spark Networks SE, a Societas Europaea (Europäische Gesellschaft) with registered seat in Munich, Federal Republic of Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Munich, Federal Republic of Germany under HRB 232591 (the “Parent”), Spark Networks, Inc., a Delaware corporation (“Spark Networks”), Zoosk, Inc., a Delaware corporation (“Zoosk”, and together with the Parent, Spark Networks, and each other Person that executes a joinder agreement and becomes a “Borrower” thereunder, each, a “Borrower” and, collectively, the “Borrowers”), each subsidiary of the Parent listed as a “Guarantor” on the signature pages thereto (together with each other Person that executes a joinder agreement and becomes a “Guarantor” thereunder, each, a “Guarantor” and, collectively, the “Guarantors”), the lenders from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”), MGG Investment Group LP, a Delaware limited partnership (“MGG”), as collateral agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”), and MGG, as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent” and, together with the Collateral Agent, each, an “Agent” and, collectively, the “Agents”). Any and all capitalized terms used in this letter agreement (this "Amendment and Forbearance Agreement") which are defined in the Financing Agreement and which are not otherwise defined in this Amendment and Forbearance Agreement shall have the same meaning in this Amendment and Forbearance Agreement as set forth in the Financing Agreement. This Amendment and Forbearance Agreement confirms that certain Events of Default have occurred and are continuing under the Financing Agreement as further described below, and that certain facts and circumstances exist, or may occur during the Forbearance Period (as hereinafter defined) that may become Events of Default under the Financing Exhibit 10.22

- 2 - 137006719v8 Agreement as further described below. Although under the Financing Agreement, at the request of the Required Lenders upon the occurrence and during the continuance of an Event of Default, the Obligations may be accelerated, and the Agents may exercise all of their enforcement rights, powers, privileges and remedies under the Loan Documents and applicable law (collectively, the "Remedies"), each of the Borrowers and the Guarantors have requested the Agents and the Lenders to forbear from exercising any Remedies and, subject to the terms and conditions set forth herein, the Agents and the Lenders are willing to forbear from exercising any Remedies during the Forbearance Period. NOW THEREFORE, the Loan Parties, the Administrative Agent and the Lenders hereby agree as follows: 1. Acknowledgement of Events of Default and Occurrences that May Become Events of Default. Each of the Loan Parties hereby acknowledge that (a) certain of the circumstances set out in Schedule A are currently existing and constitute continuing Events of Default under the Financing Agreement (the "Existing Events of Default"), and (b) certain of the circumstances set out on Schedule A may exist or occur during the Forbearance Period, and upon the occurrence thereof, will constitute Events of Default under the Financing Agreement (such circumstances, together with the Existing Events of Default and any other circumstance that may become an Event of Default that is (i) identified in writing to the Agents by the Loan Parties after the date of the Amendment and Forbearance Agreement, and (ii) approved by the Agents in their sole discretion (which approval may be evidenced by emails from the Agents), are referred to herein as the "Specified Events"). As a result of the occurrence of the Existing Events of Default, (a) each Agent is entitled to exercise rights under the Financing Agreement and the Loan Documents, including, but not limited to, charging interest on the principal of, and all accrued and unpaid interest on, the Loans, fees, indemnities and all other Obligations at the Post- Default Rate pursuant to Section 2.04(b) of the Financing Agreement, effective as of the date of the Existing Events of Default and (b) the Agents expressly reserve the right to (i) charge interest at the Post-Default Rate effective as of the date of the Specified Events, and (ii) exercise any other rights under the Financing Agreement and the other Loan Documents unless the Specified Events and each other Event of Default that has occurred and is continuing under the Financing Agreement has been waived in writing in accordance with the terms of the Financing Agreement. 2. Forbearance and Suspension of Compliance. Notwithstanding the occurrence of the Specified Events, but subject to Sections 4, 5 and 7 hereof and the other provisions of the Financing Agreement, the Agents and the Lenders hereby agree to forbear from exercising any of the Remedies during the Forbearance Period, but solely with respect to any Existing Event of Default and any Event of Default that arises because of any Specified Event. Subject to the foregoing, neither this Agreement nor any course of dealing between or among any of the parties hereto is intended to operate, nor shall they be construed, as a waiver of any Existing Event of Default or any Event of Default occurring by reason of any Specified Event or any other existing or future Defaults or Events of Default (however defined) under any of the Loan Documents, as to which all rights and remedies of the Agents and the Lenders shall remain reserved. 3. Forbearance Period. The agreement and forbearance granted pursuant to Section 2 above (the "Forbearance") shall commence on the Forbearance Effective Date (as

- 3 - 137006719v8 defined in Section 4 below) and continue until the earlier of (a) May 15, 2023 and (b) the first date on which any Termination Event (as defined in Section 7 hereof) shall have occurred (such earlier date, the "Termination Date" and such period, the "Forbearance Period"). The parties hereto agree that notices under the Financing Agreement (including notices pursuant to this Amendment and Forbearance Agreement) may be provided both by the means specified in Section 12.01 of the Financing Agreement and by delivery of such notice to the email address specified under the name of the applicable Person on the signature pages hereto (so long as the Agents are copied on all such notices). 4. Conditions to Effectiveness. This Amendment and Forbearance Agreement, and the Forbearance granted pursuant hereto, shall become effective only upon satisfaction in full of the following conditions precedent, unless waived in writing by the Agents (the first date upon which all such conditions have been satisfied or waived, as the case may be, by the Agents being herein called the "Forbearance Effective Date"): (a) The representations and warranties contained in this Amendment and Forbearance Agreement and in the Loan Documents shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Forbearance Effective Date as though made on and as of such date (unless such representations or warranties are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of such earlier date) (except to the extent any such representation or warranty is incorrect solely by reason of the occurrence and continuance of any Specified Event); and no Default or Event of Default (other than Existing Events of Default and Events of Default that may arise because of any Specified Event) shall have occurred and be continuing on the Forbearance Effective Date or result from this Amendment and Forbearance Agreement becoming effective in accordance with its terms. (b) The Loan Parties shall have retained the Financial Advisor (as hereinafter defined) to provide consulting and financial advisory services to the Loan Parties. (c) The Agents and the Lenders shall have executed this Amendment and Forbearance Agreement and received counterparts to this Amendment and Forbearance Agreement which bear the signatures of each of the Loan Parties. 5. Agreements. The Loan Parties hereby covenant and agree, in consideration of the Forbearance granted hereunder, as follows: (a) The Loan Parties shall (A) engage, and maintain their engagement of, the Financial Advisor until the receipt by the Loan Parties of the recommended actions and procedures of the Financial Advisor, which recommendations the Financial Advisor has indicated shall be provided in approximately 30 days after the initial engagement of the

- 4 - 137006719v8 Financial Advisor, (B) provide the Financial Advisor with reasonable access to the systems of the Loan Parties and with reasonable access to officers, employees and other personnel of the Loan Parties in order to enable the Financial Advisor to fully perform the duties with respect to which it is retained, (C) allow the Agents, at the same time provided to the Loan Parties, access to all work product and other written reports produced by the Financial Advisor, and (D) allow the Agents, upon reasonable prior notice to the Loan Parties and a reasonable opportunity for the Chief Executive Officer, Chief Financial Officer, Treasurer and/or General Counsel of the Loan Parties to participate, to communicate directly with the Financial Advisor from time to time, including participation in telephonic conference calls to discuss such work product and reports. The Loan Parties shall provide all recommendations of the Financial Advisor to the Agents. 6. Amendments. Section 1.01 of the Financing Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order: (a) ““Amendment and Forbearance Agreement” means Amendment No. 2 to Financing Agreement and Forbearance Agreement, dated as of March 29, 2023, by and among the Loan Parties, the Agents and the Lenders party thereto.” (b) The definition of “Consolidated EBITDA” in Section 1.01 of the Financing Agreement is hereby amended by (x) deleting the “and” at the end of clause (b)(xiii) of the definition thereof, (y) adding “and” to the end of clause (b)(xiv) of the definition thereof, and (z) adding a new clause (b)(xv) to the definition thereof to read as follows: “(xv) consulting fees, costs and expenses in an aggregate amount not to exceed $2,500,000 paid to the Financial Advisor during any consecutive twelve (12) month period;” (b) ““Financial Advisor” means the financial advisor identified on the engagement letter, dated as of the Amendment and Forbearance Agreement, attached as Annex A to the Amendment and Forbearance Agreement.” 7. Termination Events. The Loan Parties acknowledge and agree that the Forbearance Period shall automatically terminate on the earlier of May 15, 2023 or the occurrence of any of the following events (any and each of which would constitute a "Termination Event"): in Section 5 hereof. (a) The Loan Parties shall fail to comply with the agreements set forth (b) Any Event of Default (other than an Existing Event of Default or an Event of Default arising by reason of a Specified Event) shall occur. 8. Representations and Warranties. Each of the Loan Parties represents and warrants to the Agents and the Lenders as follows:

- 5 - 137006719v8 (a) The execution, delivery and performance by each Loan Party of this Amendment and Forbearance Agreement and all documents executed in connection with the Amendment and Forbearance Agreement (i) have been duly authorized by all necessary action, (ii) do not and will not violate or create a default under such Loan Party's organizational documents, any applicable law or any contractual restriction binding on or otherwise affecting such Loan Party or any of such Loan Parties’ properties, and (iii) do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to such Loan Parties’ property. (b) This Amendment and Forbearance Agreement and all documents executed in connection with the Amendment and Forbearance Agreement constitutes the legal, valid and binding obligations of the Loan Parties, enforceable against each such Loan Party in accordance with its terms. (c) The representations and warranties contained in this Amendment and Forbearance Agreement and the Loan Documents are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Forbearance Effective Date as though made on and as of such date (unless such representations or warranties are stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality or "Material Adverse Effect" in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of such earlier date) (except to the extent any such representation or warranty is incorrect solely by reason of the occurrence and continuance of any Specified Event); and no Default or Event of Default (other than an Existing Event of Default or an Event of Default that may arise because of any Specified Event) has occurred and is continuing on and as of the Forbearance Effective Date. (d) Neither the Lenders nor the Agents have made any assurances concerning (i) the manner in which or whether any Existing Event of Default or any default that may arise because of any Specified Event may be resolved or (ii) any additional forbearance, waiver, restructuring or other accommodations, including any further extensions of credit to any of the Loan Parties. 9. Release. Each Loan Party hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against, the Agents or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) the Agents and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to the Loan Parties and their Affiliates under the Financing Agreement and the other Loan Documents. Notwithstanding the foregoing, the Agents and the Lenders desire (and the Loan Parties agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agents' and the Lenders' rights, interests, security and/or remedies under the Financing Agreement and the other Loan Documents. Accordingly, for and in consideration of the

- 6 - 137006719v8 agreements contained in this Amendment and Forbearance Agreement and other good and valuable consideration, each Loan Party (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the "Releasors") does hereby fully, finally, unconditionally and irrevocably release and forever discharge each Agent, each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the "Released Parties") from any and all debts, claims, obligations, damages, costs, attorneys' fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the Forbearance Effective Date arising out of, connected with or related in any way to this Amendment and Forbearance Agreement, the Financing Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of the Agents or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Loan Party, or the making of any Loans, or the management of such Loans or the Collateral on or prior to the Forbearance Effective Date. 10. Affirmation of Obligations. Each of the Loan Parties hereby acknowledges, agrees and affirms (a) its Obligations under the Financing Agreement and the other Loan Documents, including, without limitation, its guaranty obligations thereunder, (b) that such guaranty shall apply to the Obligations in accordance with the terms thereof, (c) the grant of the security interest in all of its assets pursuant to the Loan Documents and (d) that such liens and security interests created and granted are valid and continuing and secure the Obligations in accordance with the terms thereof (subject to Permitted Liens). Except as modified by this Amendment and Forbearance Agreement, each Loan Party acknowledges, ratifies, reaffirms, and agrees that each of the Loan Documents and the perfected liens and security interests created thereby in favor of the Agents for the benefit of the Lenders in the Collateral are, and will remain, in full force and effect and binding on all of the Loan Parties and are hereby ratified and confirmed in all respects. Each Loan Party acknowledges, ratifies and reaffirms all of the terms and provisions of the Loan Documents (including, without limitation, the Financing Agreement), except as modified herein, which are incorporated by reference as of the Forbearance Effective Date as if set forth herein including, without limitation, all promises, agreements, warranties, representations, covenants, releases and indemnifications contained therein. 11. Outstanding Indebtedness. Each of the Loan Parties hereby acknowledges and agrees that as of March 29, 2023, the aggregate outstanding principal amount of the Loans is $100,000,000 and that such principal amount is payable pursuant to the Financing Agreement without defense, offset, withholding, counterclaim or deduction of any kind. The foregoing amount does not include interest, other fees, expenses and other amounts that are chargeable or otherwise reimbursable under the Financing Agreement and the other Loan Documents. 12. No Waiver. Except as expressly set forth herein, the terms and conditions of the Financing Agreement and the other Loan Documents shall remain in full force and effect. Nothing in this Amendment and Forbearance Agreement shall be deemed to be or construed as a waiver of any Existing Event of Default or any Event of Default that may occur because of any Specified Event or of any right, remedy or claim of the Agents or the Lenders with respect

- 7 - 137006719v8 thereto, and the Agents and the Lenders specifically reserve the right to exercise any such right, remedy or claim based upon any Event of Default now existing or hereafter arising (except to the extent set forth herein in the case of Existing Events of Default or Events of Default that may occur because of any Specified Event). 13. Amendment and Forbearance Agreement as Loan Document; Enforcement. The Loan Parties, the Administrative Agent and the Lenders hereby acknowledge and agree that this Amendment and Forbearance Agreement constitutes a "Loan Document" under the Financing Agreement. Accordingly, it shall be an Event of Default under the Financing Agreement if (i) any representation or warranty made by the Loan Parties under or in connection with this Amendment and Forbearance Agreement shall have been untrue, false or misleading in any material respect when made, or (ii) the Loan Parties shall fail to perform or observe any term, covenant or agreement contained in this Amendment and Forbearance Agreement. Nothing contained in this Amendment and Forbearance Agreement shall prejudice or otherwise affect the Lender's rights to enforce the provisions contained herein upon the default by any Loan Party in the performance thereof. 14. Headings. Section headings used herein are for the convenience of the parties only and shall not constitute a part of this Amendment and Forbearance Agreement for any other purpose. 15. Amendments; Extensions. The terms of this Amendment and Forbearance Agreement may be modified, waived, or amended and the Forbearance Period may be extended only by a writing executed by all of the parties hereto. 16. Entire Agreement; Continuing Effect. This Amendment and Forbearance Agreement constitutes the entire understanding among the parties hereto as to the subject matter hereof and supersedes any and all prior agreements or understandings concerning the Forbearance by the Administrative Agent or any of the Lenders in exercising any of their rights against the Loan Parties or their properties. Except as expressly provided herein, the Loan Documents shall continue unchanged and in full force and effect, and all rights, powers and remedies of the Agents and the Lenders thereunder are expressly reserved and unaltered. 17. Expenses. The Borrowers hereby agree to pay all expenses incurred by the Agents and each of the Lenders in connection with the matters relating to the negotiation, preparation and execution of this Amendment and Forbearance Agreement, and the modification or enforcement of any of the terms hereof, including, without limitation, the reasonable fees and disbursements of counsel to the Agents and each of the Lenders. 18. Governing Law; Waiver of Jury Trial. (a) This Amendment and Forbearance Agreement shall be governed by, construed under and enforced in accordance with the laws of the State of New York, without regard to choice of law principals. (b) The Loan Parties, the Agents and the Lenders each hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Amendment and

- 8 - 137006719v8 Forbearance Agreement or the actions of the Agents or the Lenders in the negotiation, administration, performance or enforcement hereof. 19. Arms-Length/Good Faith. This Amendment and Forbearance Agreement has been negotiated at arms-length and in good faith by the parties hereto. 20. Review and Construction of Documents. Each Loan Party hereby acknowledges, and represents and warrants to the Agents and the Lenders, that: (a) such Loan Party has had the opportunity to consult with legal counsel of their own choice and have been afforded an opportunity to review this Amendment and Forbearance Agreement with their legal counsel; (b) such Loan Party has carefully reviewed this Amendment and Forbearance Agreement and fully understand all terms and provisions of this Amendment and Forbearance Agreement; (c) such Loan Party has freely, voluntarily, knowingly and intelligently entered into this Amendment and Forbearance Agreement of their own free will and volition; (d) none of the Agents or the Lenders has a fiduciary relationship with any Borrower or any Loan Party, and the relationship between the Agents and the Lenders, on the one hand, and the Loan Parties, on the other hand, is solely that of creditor and debtor; and (e) no joint venture exists among the Loan Parties, the Agents and the Lenders. 21. Counterparts. This Amendment and Forbearance Agreement may be signed in counterparts by the parties hereto, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment and Forbearance Agreement by telecopier or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment and Forbearance Agreement. [Signature Page Follows]

Amendment and Forbearance Agreement DocuSign Envelope ID: D5E7B68F-E9B4-419D-9496-409B4193268B IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Forbearance Agreement to be executed and delivered as of the date first above written. BORROWERS: SPARK NETWORKS SE By: Name: David Clark Title: Managing Director and Chief Financial Officer SPARK NETWORKS, INC. By: Name: David Clark Title: Chief Financial Officer ZOOSK, INC. By: Name: David Clark Title: Chief Financial Officer Email address for notice purposes, effective with respect to the Borrowers: chelsea.grayson@spark.net

Amendment and Forbearance Agreement DocuSign Envelope ID: D5E7B68F-E9B4-419D-9496-409B4193268B GUARANTORS: SPARK NETWORKS SERVICES GMBH By: Name: David Clark Title: Managing Director and Chief Financial Officer SPARK NETWORKS USA, LLC By: Name: David Clark Title: Chief Financial Officer SMOOCH LABS INC. By: Name: David Clark Title: Chief Financial Officer MINGLEMATCH, INC. By: Name: David Clark Title: Chief Financial Officer SPARK NETWORKS LIMITED By: Name: David Clark Title: Managing Director and Chief Financial Officer LOV USA, LLC By: Name: David Clark Title: Chief Financial Officer Email address for notice purposes, effective with respect to the Guarantors: chelsea.grayson@spark.net

Amendment and Forbearance Agreement MGG INVESTMENT GROUP LP, as the Administrative Agent and the Collateral Agent By:MGGGPL By: Name: Title: Chief Executive Officer Email address for notice purposes: creditae:reementnotices@tm!.ginv.com

Amendment and Forbearance Agreement Name: LENDERS: MGG SPECIALTY FINANCE FUND II LP MGG SF EVERGREEN FUND LP MGG SF EVERGREEN UNLEVERED FUND LP MGG INSURANCE FUND SERIES INTERESTS OF THE SALI MULTI-SERIES FUND, LP MGG SF EVERGREEN MASTER FUND (CAYMAN)LP MGG SF EVERGREEN UNLEVERED MASTER FUND II (CAYMAN) LP MGG CANADA FUND LP MGG (BVI) LIMITED MGG SF DRAWDOWN UNLEVERED FUND II (LUXEMBOURG) SCSp MGG SF DRAWDOWN UNLEVERED FUND III (LUXEMBOURG) SCSp MGG US DIRECT LENDING FUND 2019 LP MGG SF EVERGREEN FUND 2020 LP MGG SF DRAWDOWN UNLEVERED FUND III LP MGG SF DRAWDOWN UNLEVERED MASTER FUND III (CAYMAN) LP Title: ChiefExecutive Officer Email address for notice purposes: creditagreementnotices@m gginv.com

137006719v8 Schedule A Specified Events 1. Event of Default that arises under Section 9.01(c)(i) of the Financing Agreement as a result of the Loan Parties’ failure to deliver the financial statements required by Section 7.01(a)(iii) accompanied by a report and an opinion that does not include any qualification, exception or explanatory paragraph expressing substantial doubt about the ability of the Parent or any of its Subsidiaries to continue as a going concern or any qualification or exception as to the scope of such audit.